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                                                               EXHIBIT 7(C)(2.1)


                                   AMENDMENT
                                    TO THE
                           ASSET PURCHASE AGREEMENT
                                by and between
                    P-Com, Inc., a Delaware corporation and
                 Cylink Corporation, a California corporation

                          Dated as of March 13, 1998
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     Article 3.2 of the Asset Purchase Agreement by and between P-Com, Inc., a
Delaware corporation and Cylink Corporation, a California corporation, is hereby amended to read in its entirety as follows:


     "Section 3.2  Purchase Price.  Subject to the terms and conditions of this
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Agreement (including, without limitation, adjustment pursuant to Section 3.3 below), as consideration for the Business and the Assets: (a) Purchaser shall pay to Seller Sixty Million Five Hundred Thousand Dollars ($60,500,000) (the "Purchase Price"); and (b) Purchaser shall assume the Assumed Liabilities. The Purchase Price shall be paid as follows:

          (1) Forty-Six Million Dollars ($46,000,000) shall be paid in cash as of the Time of Closing (as defined in Section 6.1); and

          (2) Fourteen Million Five Hundred Thousand Dollars ($14,500,000) shall be evidenced by an unsecured promissory note in the form attached hereto as
Exhibit 3.2."

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                              P-Com, Inc.,
                              a Delaware corporation


                              By:   /s/ Warren T. Lazarow
                                    ---------------------
                                    Warren T. Lazarow
                                    Secretary


                              Cylink Corporation,
                              a California corporation



                              By:   /s/ Robert B. Fougner
                                    ---------------------
                                    Robert B. Fougner
                                    Corporate Secretary